     As filed with the Securities and Exchange Commission on May 24, 1996

                                               REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                              ------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                       GENZYME TRANSGENICS CORPORATION
            (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                           04-3186494
(State or other jurisdiction                                (I.R.S. Employer
of incorporation)                                           Identification No.)


              ONE MOUNTAIN ROAD, FRAMINGHAM, MASSACHUSETTS 01701
                   (Address of Principal Executive Offices)

                              ------------------

                          1993 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                              JAMES A. GERAGHTY
                    President and Chief Executive Officer
                       Genzyme Transgenics Corporation
                              One Mountain Road
                       Framingham, Massachusetts 01701
                                (508) 872-8400
          (Name, address and telephone number of agent for service)

                               with copies to:

                         LYNNETTE C. FALLON, ESQUIRE
                              Palmer & Dodge LLP
                              One Beacon Street
                         Boston, Massachusetts 02108
                                (617) 573-0220

                              ------------------

                       CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                        Proposed      Proposed
Title of each                           maximum       maximum
  class of                              offering      aggregate      Amount of
securities to         Amount to be      price per     offering     registration
be registered          registered       share(1)      price(1)         fee
- --------------------------------------------------------------------------------
Common Stock,
$0.01 par value     725,000 shares(2)    $9.75        $7,068,750      $2,437.50
- --------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Registrant's Common Stock on May 17, 1996 as reported by the Nasdaq National Market System.
(2) This Registration Statement registers an additional 725,000 shares issuable under the Registrant's 1993 Equity Incentive Plan (the "Plan"). An aggregate of 1,290,000 shares have previously been registered under the Plan (Registration No. 33-69516 covering 350,000 shares, Registration No. 33-84706 covering an additional 235,360 shares, Registration No.
      33-88030 covering an additional 432,340 shares and Registration No. 33-92998 covering an additional 272,300 shares).


================================================================================

                         Exhibit Index Appears on Page 6
                          Page 1 of 10 Sequential Pages

         STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE
                            REGISTRATION STATEMENT.


      Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1993 (File No. 33-69516) relating to the registration of 350,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 725,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission (File No. 0-21794) are incorporated herein by reference:

            (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995

            (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

            (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Peter Wirth and Lynnette
C. Fallon, the Clerk and Assistant Clerk, respectively, of the Company, are partners of Palmer & Dodge LLP.


ITEM 8.  EXHIBITS.

     See Exhibit Index on page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 15th day of May, 1996.






                                    GENZYME TRANSGENICS CORPORATION
                                    (Registrant)



                                    By:  /s/ James A. Geraghty
                                       ----------------------------------------
                                         James A. Geraghty,
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Genzyme Transgenics Corporation, hereby severally constitute and appoint James A. Geraghty, John
B. Green, Mark A. Hofer, Peter Wirth and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 15th day of May, 1996:



Signature                            Capacity
- ---------                            --------



/s/ James A. Geraghty                President, Chief Executive Officer
- --------------------------------     (Principal Executive Officer) and Director
James A. Geraghty



/s/ John B. Green                    Vice President and Chief Financial Officer
- --------------------------------     (Principal Financial Officer and Principal
John B. Green                        Accounting Officer)



/s/ Henri A. Termeer                 Chairman of the Board and Director
- --------------------------------
Henri A. Termeer

/s/ Robert W. Baldridge              Vice Chairman of the Board and Director
- --------------------------------
Robert W. Baldridge



/s/ Henry E. Blair                   Director
- --------------------------------
Henry E. Blair



/s/ Alan E. Smith                    Director
- --------------------------------
Alan E. Smith



/s/ Alan W. Tuck                     Director
- --------------------------------
Alan W. Tuck



/s/ Francis J. Bullock               Director
- --------------------------------
Francis J. Bullock

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT                                                                   PAGE
NUMBER         DESCRIPTION                                               NUMBER
- ------         -----------                                               ------

4.1            Restated Articles of Organization of Genzyme
               Transgenics Corporation, as amended.  Filed as Exhibit
               3.1 to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended December 31, 1993 (Commission
               File No. 0-21794) and incorporated herein by
               reference.                                                   *

4.2            By-laws of Genzyme Transgenics Corporation (as
               amended through June 25, 1993).  Filed as Exhibit 3.2
               to the Registrant's Registration Statement on Form S-1
               (File No. 33-62782) and incorporated herein by
               reference.                                                   *

5              Opinion of Palmer & Dodge LLP as to the legality of the
               securities registered hereunder.                             7

23.1           Consent of Coopers & Lybrand LLP, independent
               accountants.                                                 9

23.2           Consent of Palmer & Dodge LLP (contained in Opinion of
               Palmer & Dodge LLP filed as Exhibit 5).                    ---

24             Power of Attorney (set forth on the Signature Page to
               this Registration Statement)                               ---


- ----------

* Incorporated by reference